Exhibit 99(b)

POWER OF ATTORNEY

The undersigned Lori Richards, Director/Trustee of each of the registered investment companies listed in Appendix A hereto, hereby authorizes John M. Perlowski, Jay M. Fife, Jennifer McGovern, Trent Walker and Janey Ahn, or any of them, as attorney-in-fact, to sign on her behalf in the capacities indicated (and not in such person’s personal individual capacity for personal financial or estate planning), the Registration Statements on Form N-1A and the Registration Statements on Form N-14, filed for such registered investment company or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission.

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IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the 13th day of June, 2024.

Signature	Title

/s/ Lori Richards
Lori Richards	Director/Trustee

Appendix A

BlackRock Advantage Global Fund, Inc.

BlackRock Advantage SMID Cap Fund, Inc.

BlackRock Capital Appreciation Fund, Inc.

BlackRock Emerging Markets Fund, Inc.

BlackRock Equity Dividend Fund

BlackRock ETF Trust

BlackRock EuroFund

BlackRock Financial Institutions Series Trust

BlackRock FundsSM

BlackRock Funds II

BlackRock Funds III

BlackRock Funds VII, Inc.

BlackRock Global Allocation Fund, Inc.

BlackRock Index Funds, Inc.

BlackRock Large Cap Focus Growth Fund, Inc.

BlackRock Large Cap Focus Value Fund, Inc.

BlackRock Large Cap Series Funds, Inc.

BlackRock Liquidity Funds

BlackRock Mid-Cap Value Series, Inc.

BlackRock Natural Resources Trust

BlackRock Series Fund, Inc.

BlackRock Series, Inc.

BlackRock Sustainable Balanced Fund, Inc.

BlackRock Unconstrained Equity Fund

BlackRock Variable Series Funds, Inc.

Managed Account Series

Master Investment Portfolio

Quantitative Master Series LLC